Exhibit 99.1
Grapevine, TX — February 25, 2009 —American Locker Group Incorporated (Pink Sheets: ALGI) (“American Locker” or the “Company”), announced today that the City of Grapevine (the “City”) has decided to take no further action towards the purchase of the Company’s manufacturing facility and corporate headquarters (the “Real Property”).
Although the City has expressed their intention to condemn the Real Property for the last year and a half, it has resisted the Company’s efforts to negotiate a resolution until recently. The City’s actions have created uncertainty which have hampered the Company’s efforts to improve liquidity.
The Company recently agreed to sell the Real Property to the City subject to the approval of the City Council. The City Council decided to take no action on the agreement for at least ninety days citing the current economic climate. The agreement would have provided sufficient proceeds for the Company to pay off its existing mortgage and line of credit in full, as well as to provide increased working capital.
The Company has taken aggressive steps during the last 12 months to reduce its overhead and to improve its manufacturing margins. These efforts have significantly improved the Company’s liquidity. However, the current economic crisis has negatively affected the Company through its impact on the Company’s customers and vendors. As a result, the Company continues to require additional liquidity to offset the instability in the financial and credit markets.
The Company’s existing $750,000 line of credit with F&M Bank & Trust Co. (the “Bank”) matures on March 5, 2009. The Company believes that it needs additional borrowing capacity, beyond the availability under its currently existing credit line, in order to meet its working capital needs. Accordingly, the Company has been exploring various potential financing options including additional equity investments, bridge loans, sales of assets, remortgaging of assets and lines of credit. The process of obtaining additional financing has been exacerbated by the ongoing credit crisis, the Company’s historical operating losses and the uncertainty created by the City of Grapevine’s announced intention to condemn the Company’s headquarters and primary manufacturing facility.
Unless the Company is able to enter into an acceptable extension or forbearance agreement with the Bank and obtain additional financing, the Company might be forced to restructure its debts under the protection of Chapter 11 of the U.S. Bankruptcy Code. American Locker’s underlying business remains viable and if the Company files for Chapter 11 it will continue to operate its business during the restructuring without interruption to its customers.

The Company has implemented a series of aggressive cost cutting actions designed to put the Company’s operations on a firm footing in this challenging economic environment. In January 2009, the Company eliminated approximately 50 permanent and temporary positions and implemented an across the board 10% reduction in wages that will result in approximately $1,400,000 in annual labor savings. Significant decreases in Aluminum and Steel prices have allowed the Company to improve its gross margins. Other cost reduction actions include the re-design of the Horizontal 4c mailbox to reduce manufacturing costs, implementing lean manufacturing processes, negotiating lower LTL freight costs, and in sourcing the manufacturing of non-postal lockers.
American Locker is known for its proven reliability, durability and customer service. American Locker is the only locker company to operate a dedicated center to provide prompt and reliable service to their customers. American Locker is used by thousands of water parks, theme parks, ski resorts, retailers, law enforcement agencies, and health club operators around the world.
About American Locker Group Incorporated
American Locker is the world’s premier supplier of secure storage lockers under the American Locker Security Systems and Canadian Locker brands. American Locker’s systems range from coin-operated lockers to RFID and electronic-controlled distribution systems to employee and personal lockers. American Locker is known for its iconic orange keys and is viewed as the industry standard for secure storage. Its Security Manufacturing Corporation subsidiary is a leading provider of commercial mailboxes through a national distribution network. Security Manufacturing offers a complete line of U.S. Postal Service approved mailboxes including horizontal and vertical apartment mailboxes, plus private mail delivery solutions for private industry and colleges and universities.
Further information about American Locker, Canadian Locker and Security Manufacturing is available at www.americanlocker.com, www.canadianlocker.com and www.securitymanufacturing.com.
Contacts:
American Locker Group Incorporated
Paul Zaidins, President, (817) 329-1600
In the interests of providing Company shareholders and potential investors with information regarding the

Company, including the Company’s assessment of its and its subsidiaries’ future plans and operations, certain statements included in this press release may constitute forward-looking information or forward-looking statements (collectively, “forward-looking statements”). All statements contained herein that are not clearly historical in nature are forward-looking, and the words “anticipate”, “believe”, “expect”, “estimate” and similar expressions are generally intended to identify forward-looking statements. Actual events or results may differ materially. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievement since such expectations are inherently subject to significant business, economic, competitive, political and social uncertainties and contingencies. Many factors could cause the Company’s actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, the Company and the foregoing list of important factors is not exhaustive. These forward-looking statements made as of the date hereof disclaim any intent or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or results or otherwise. Company shareholders and potential investors should carefully consider the information contained in the Company’s filings with United States securities administrators at www.sec.gov before making investment decisions with regard to the Company.